UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021

ALLEGRO MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)

(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
As previously disclosed, Allegro MicroSystems, Inc. (the “Company”) is party to a Stockholders Agreement (the “Stockholders Agreement”), dated as of September 30, 2020, by and among the Company, OEP SKNA, L.P., a Cayman Islands exempted limited partnership (“OEP”), and Sanken Electric Co., Ltd., a Japanese corporation (“Sanken” and together with OEP, the “Stockholders”).
On June 30, 2021, the Company and the Stockholders entered into an Addendum to the Stockholders Agreement (the “Addendum”). The Addendum waives certain provisions of Section 1 of the Stockholders Agreement for the sole purpose of (i) allowing Reza Kazerounian, a current member of the Board of Directors (the “Board”) of the Company, to be nominated for election as a Class I Director at the Company’s upcoming 2021 annual meeting of stockholders (the “Annual Meeting”) and, if elected by stockholders, for Mr. Kazerounian to serve for a term ending at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and to serve for any subsequent terms for which he may be nominated and elected and (ii) allowing the Board size to be set at 10 directors after the Annual Meeting. Other than the waiver to allow (i) and (ii) above, the provisions of Section 1 of the Stockholders Agreement remain in full force and effect and continue to delineate the rights and obligations of the parties to the Stockholders Agreement regarding the designation and election of other Board members.
The Addendum provides that, in connection with his nomination for election as a Class I Director at the Annual Meeting and, if elected by stockholders, his service on the Board, Mr. Kazerounian shall be deemed to be a joint designee of both OEP and Sanken and that upon Mr. Kazerounian’s departure from the Board, the size of the Board shall be reduced to nine directors. The Addendum also provides that each of Mr. Kazerounian and the CEO Director (as defined in the Stockholders Agreement) may be removed from the Board without cause at any time by the affirmative vote of a majority in voting power of the outstanding capital stock of the Company entitled to vote thereon if each of Sanken and OEP provides the Company its prior written consent.
The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the complete text of the Addendum, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Addendum to Stockholders Agreement of Allegro MicroSystems, Inc., dated as of June 30, 2021, by and among Allegro MicroSystems, Inc., OEP SKNA, L.P. and Sanken Electric Co., Ltd.
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	July 1, 2021	By:	/s/ Paul V. Walsh, Jr.
Paul V. Walsh, Jr.
Senior Vice President, Chief Financial Officer and Treasurer